SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

Apollo Senior Floating Rate Fund Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APOLLO SENIOR FLOATING RATE FUND INC. AND

APOLLO TACTICAL INCOME FUND INC.

ADJOURN ANNUAL MEETINGS OF SHAREHOLDERS

May 20, 2021

To the shareholders of Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc:

On Wednesday, May 19, 2021, Apollo Senior Floating Rate Fund Inc. (“AFT”) and Apollo Tactical Income Fund Inc. (“AIF”) announced the adjournment of their 2021 Annual Meetings of Shareholders (the “Meeting”) for the further solicitation of proxies. The Meeting will be reconvened on June 15, 2021 at 9:00 a.m., Eastern Time. In light of the ongoing coronavirus pandemic, AFT and AIF have elected to hold the Meeting via webcast in order to ensure the safety of their shareholders. To participate in the Meeting, shareholders as of the record date, March 23, 2021, should visit https://www.viewproxy.com/ApolloFunds/2021/vm and follow the instructions outlined on the website.

The Proxy Statement, which provides more information about the Meeting, is available at https://www.apollofunds.com/apollo-funds-shareholder-meetings.

/s/ Joseph D. Glatt
Joseph D. Glatt Chief Legal Officer and Secretary